Exhibit 99.1

William Jenkins Appointed to Nimble Storage Board of Directors

San Jose, Calif. – March 12, 2015 – Nimble Storage (NYSE: NMBL), the flash storage solutions company, today announced that William Jenkins has joined the company’s board of directors and will serve as a member of the audit committee. Jenkins, an 18-year IT industry veteran, currently serves as president, CEO, and board member of Barracuda Networks, Inc. Prior to Barracuda, Jenkins served in a range of executive assignments at EMC through a period of rapid growth and expansion from 1998 to 2012.

“It’s an exciting time to be in the storage business as innovation thrives and new industry leaders emerge like Nimble Storage,” said Jenkins, president and CEO, Barracuda Networks. “Nimble is well positioned to move up market into the enterprise and seize its fair share of the $22B total addressable market. I look forward to serving on the board and working closely with the executive team to drive continued growth and momentum through next phase of the company’s expansion.”

William “BJ” Jenkins, (49), has served as president, CEO and board member of Barracuda Networks since November 2012. Previously, he served as president of EMC’s backup recovery systems (BRS) division. Jenkins originally joined EMC in 1998 and served in a range of executive assignments that included: chief of staff for the BRS division; senior vice president of global marketing; vice president of telecom, media and entertainment and outsourcing sales; vice president of global field marketing; and director of operations and global channels. Jenkins is a graduate of the University of Illinois, where he earned a B.S. degree in general engineering, and he later went on to earn an M.B.A. from Harvard Business School.

“It is with great pleasure that I welcome BJ to the Nimble Storage board of directors,” said Suresh Vasudevan, CEO, Nimble. “As a seasoned and talented industry executive, BJ is uniquely experienced to work with us as we continue to execute an aggressive vision to deliver the industry’s most efficient flash storage platform and double down on our sales and channel routes-to-market to accelerate customer acquisition in the enterprise and cloud service provider segments of the market.”

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About Nimble Storage

Nimble Storage (NYSE: NMBL) is redefining the storage market with its Adaptive Flash platform. Nimble’s flash storage solutions enable the consolidation of all workloads and eliminate storage silos by providing enterprises with significant improvements in application performance and storage capacity. At the same time, Nimble delivers superior data protection, while simplifying business operations and lowering costs. At the core of the Adaptive Flash platform is the patented Cache Accelerated Sequential Layout (CASL) architecture and InfoSight, an automated cloud-based management and support system that maintains storage system peak health. More than 5,000 enterprises, governments, and service providers have deployed Nimble’s flash storage solutions across 38 countries. For more information about Nimble Storage, visit www.nimblestorage.com and follow us on Twitter: @nimblestorage.

Forward Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including information concerning future growth in certain customer segments and future personnel returning.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, unforeseen delays in product development or introduction, uncertainty around market acceptance of our solutions, our ability to increase sales of our solutions, our ability to attract and retain customers and to sell additional solutions to our existing customers, our ability to develop new solutions and bring them to market in a timely manner, pricing pressure (as a result of competition or otherwise), introduction of new technologies and products by other companies, our ability to maintain, protect and enhance our brand and intellectual property, the effectiveness of our channel partners and sales team, our ability to recruit new or keep our existing key talent, global economic conditions and fluctuations in foreign currency rates and our ability to continue to expand our business and manage our growth. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and other factors that could affect our financial results are included in our filings with the Securities and Exchange Commission and may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law.

Nimble Storage, the Nimble Storage logo, CASL, InfoSight, SmartStack and NimbleConnect are trademarks or registered trademarks of Nimble Storage. Other trade names or words used in this document are the properties of their respective owners.

Media Contact:

Kristalle Cooks

408-514-3313

Kristalle@nimblestorage.com

Investor Relations Contact:

Edelita Tichepco

408-514-3379

IR@nimblestorage.com

SOURCE: Nimble Storage